Exhibit 99.1

Boeing Reports Third-Quarter Results
▪Financial results continue to be significantly impacted by COVID-19 and the 737 MAX grounding
▪Proactively managing liquidity and transforming for the future
▪Revenue of $14.1 billion, GAAP loss per share of ($0.79) and core (non-GAAP)* loss per share of ($1.39)
▪Operating cash flow of ($4.8) billion; cash and marketable securities of $27.1 billion
▪Total backlog of $393 billion, including more than 4,300 commercial airplanes

Table 1. Summary Financial Results	Third Quarter			Nine Months
(Dollars in Millions, except per share data)	2020	2019	Change	2020	2019	Change

Revenues	$14,139	$19,980	(29)%	$42,854	$58,648	(27)%

GAAP
(Loss)/Earnings From Operations	($401)	$1,259	NM	($4,718)	$229	NM
Operating Margin	(2.8)%	6.3%	NM	(11.0)%	0.4%	NM
Net (Loss)/Earnings	($466)	$1,167	NM	($3,502)	$374	NM
(Loss)/Earnings Per Share	($0.79)	$2.05	NM	($6.10)	$0.66	NM
Operating Cash Flow	($4,819)	($2,424)	NM	($14,401)	($226)	NM
Non-GAAP*
Core Operating (Loss)/Earnings	($754)	$895	NM	($5,773)	($864)	NM
Core Operating Margin	(5.3)%	4.5%	NM	(13.5)%	(1.5)%	NM
Core (Loss)/Earnings Per Share	($1.39)	$1.45	NM	($7.88)	($1.13)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    CHICAGO, October 28, 2020 – The Boeing Company [NYSE: BA] reported third-quarter revenue of $14.1 billion, GAAP loss per share of ($0.79) and core loss per share (non-GAAP)* of ($1.39), reflecting lower commercial deliveries and services volume primarily due to COVID-19 (Table 1). Boeing recorded operating cash flow of ($4.8) billion.
    “The global pandemic continued to add pressure to our business this quarter, and we’re aligning to this new reality by closely managing our liquidity and transforming our enterprise to be sharper, more resilient and more sustainable for the long term,” said Boeing President and Chief Executive Officer Dave Calhoun. “Our diverse portfolio, including our government services, defense and space programs, continues to provide some stability for us as we adapt and rebuild for the other side of the pandemic. We remain focused on the health and safety of our employees and their communities. I’m proud of the dedication and commitment our teams have demonstrated as they continued to deliver for our customers in this challenging environment. Despite the near-term headwinds, we remain confident in our long term future and are focused on sustaining critical investments in our business and the meaningful actions we are taking to strengthen our safety culture, improve transparency and rebuild trust.”

Following the lead of global regulators, Boeing made steady progress toward the safe return to service of the 737 MAX, including rigorous certification and validation flights conducted by the U.S. Federal Aviation Administration, Transport Canada and the European Union Aviation Safety Agency. The Joint Operational Evaluation Board, featuring civil aviation authorities from the United States, Canada, Brazil, and the European Union, also conducted its evaluations of updated crew training. The 737 MAX has now completed around 1,400 test and check flights and more than 3,000 flight hours as it progresses through the robust and comprehensive certification process.
To adapt to the market impacts of COVID-19 and position the company for the future, Boeing continued its business transformation across five key areas including its infrastructure footprint, overhead and organizational structure, portfolio and investment mix, supply chain health and operational excellence. As the company resizes its operations to align with market realities, Boeing expects to continue lowering overall staffing levels through natural attrition as well as voluntary and involuntary workforce reductions, and recorded additional severance costs in the third quarter.

Table 2. Cash Flow	Third Quarter		Nine Months
(Millions)	2020	2019	2020	2019
Operating Cash Flow	($4,819)	($2,424)	($14,401)	($226)
Less Additions to Property, Plant & Equipment	($262)	($465)	($1,038)	($1,387)
Free Cash Flow*	($5,081)	($2,889)	($15,439)	($1,613)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was ($4.8) billion in the quarter, reflecting lower commercial deliveries and services volume primarily due to COVID-19, as well as timing of receipts and expenditures (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q3 20	Q2 20
Cash	$10.6	$20.0
Marketable Securities[1]	$16.5	$12.4
Total	$27.1	$32.4
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$59.1	$59.5
Boeing Capital, including intercompany loans	$1.9	$1.9
Total Consolidated Debt	$61.0	$61.4
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
     Cash and investments in marketable securities decreased to $27.1 billion, compared to $32.4 billion at the beginning of the quarter, primarily driven by operating cash outflows (Table 3). Debt was $61.0 billion, down from $61.4 billion at the beginning of the quarter due to the repayment of maturing debt.
    Total company backlog at quarter-end was $393 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Third Quarter			Nine Months
(Dollars in Millions)	2020	2019	Change	2020	2019	Change

Commercial Airplanes Deliveries	28	62	(55)%	98	301	(67)%

Revenues	$3,596	$8,249	(56)%	$11,434	$24,793	(54)%
Loss from Operations	($1,369)	($40)	NM	($6,199)	($3,813)	NM
Operating Margin	(38.1)%	(0.5)%	NM	(54.2)%	(15.4)%	NM
Commercial Airplanes third-quarter revenue decreased to $3.6 billion, reflecting lower delivery volume primarily due to COVID-19 impacts as well as 787 quality issues and associated rework. Third-quarter operating margin decreased to (38.1) percent, primarily driven by lower delivery volume, as well as $590 million of abnormal production costs related to the 737 program.
Commercial Airplanes added the final 777X flight test airplane to the test program and the GE9X engine received FAA certification. In October, the company decided it will consolidate 787 production in South Carolina in mid-2021, which did not have a significant financial impact on the program in the third quarter. Commercial Airplanes delivered 28 airplanes during the quarter, and backlog included over 4,300 airplanes valued at $313 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Third Quarter			Nine Months
(Dollars in Millions)	2020	2019	Change	2020	2019	Change

Revenues	$6,848	$7,002	(2)%	$19,478	$20,168	(3)%
Earnings from Operations	$628	$754	(17)%	$1,037	$2,581	(60)%
Operating Margin	9.2%	10.8%	(1.6) Pts	5.3%	12.8%	(7.5) Pts
    Defense, Space & Security third-quarter revenue decreased to $6.8 billion, primarily due to derivative aircraft award timing, partially offset by higher fighter volume (Table 5). Third-quarter operating margin decreased to 9.2 percent reflecting less favorable performance, including a $67 million KC-46A Tanker charge.
    During the quarter, Defense, Space & Security received an award for eight F-15EX advanced fighter aircraft for the U.S. Air Force and a contract extension for the International Space Station for NASA, as well as contracts for nine additional MH-47G Block II Chinook helicopters for the U.S. Army Special Operations and four additional 702X satellites. Also in the quarter, the U.S. Air Force and Boeing team was awarded the Collier Trophy for aerospace excellence for the X-37B autonomous spaceplane. Significant milestones included inducting the 20th U.S. Navy F/A-18 into the Service Life Modification program as well as delivering the first Bell Boeing V-22 Osprey to Japan and the first MH-47G Block II Chinook to the U.S. Army Special Operations.
     Backlog at Defense, Space & Security was $62 billion, of which 30 percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	Third Quarter			Nine Months
(Dollars in Millions)	2020	2019	Change	2020	2019	Change

Revenues	$3,694	$4,658	(21)%	$11,810	$13,820	(15)%
Earnings from Operations	$271	$673	(60)%	$307	$2,013	(85%)
Operating Margin	7.3%	14.4%	(7.1) Pts	2.6%	14.6%	(12.0) Pts
    Global Services third-quarter revenue decreased to $3.7 billion, driven by lower commercial services volume due to COVID-19, partially offset by higher government services volume (Table 6). Third-quarter operating margin decreased to 7.3 percent primarily due to lower commercial services volume and additional severance costs.
    During the quarter, Global Services signed an agreement with GECAS for 11 737-800 Boeing Converted Freighters, secured a six-year P-8A support contract for the Royal Australian Air Force, and was awarded F-15EX training and services support contracts by the U.S. Air Force. Global Services also delivered the first P-8A Operational Flight Trainer for the United Kingdom Royal Air Force.
Additional Financial Information

Table 7. Additional Financial Information	Third Quarter		Nine Months
(Dollars in Millions)	2020	2019	2020	2019
Revenues
Boeing Capital	$71	$66	$205	$207
Unallocated items, eliminations and other	($70)	$5	($73)	($340)
Earnings from Operations
Boeing Capital	$30	$29	$47	$86
FAS/CAS service cost adjustment	$353	$364	$1,055	$1,093
Other unallocated items and eliminations	($314)	($521)	($965)	($1,731)
Other income, net	$119	$121	$325	$334
Interest and debt expense	($643)	($203)	($1,458)	($480)
Effective tax rate	49.6%	0.8%	40.1%	(350.6)%
    At quarter-end, Boeing Capital's net portfolio balance was $2.0 billion. The change in revenue and earnings from other unallocated items and eliminations was primarily due to the timing of cost allocations. Earnings from other unallocated items and eliminations was also impacted by lower enterprise research and development expense. Interest and debt expense increased due to higher debt balances. The third quarter effective tax rate reflects tax benefits related to the five year net operating loss carryback provision in the Coronavirus Aid, Relief, and Economic Security (CARES) Act as well as the impact of pre-tax losses.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
    Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the FAS pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on pages 12-13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the COVID-19 pandemic and related government actions, including with respect to our operations, our liquidity, the health of our customers and suppliers, and future demand for our products and services; (2) the 737 MAX, including the timing and conditions of 737 MAX regulatory approvals, lower than planned production rates and/or delivery rates, and increased considerations to customers and suppliers, (3) general conditions in the economy and our industry, including those due to regulatory changes; (4) our reliance on our commercial airline customers; (5) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (6) changing budget and appropriation levels and acquisition priorities of the U.S. government; (7) our dependence on U.S. government contracts; (8) our reliance on fixed-price contracts; (9) our reliance on cost-type contracts; (10) uncertainties concerning contracts that include in-orbit incentive payments; (11) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (12) changes in accounting estimates; (13) changes in the competitive landscape in our markets; (14) our non-U.S. operations, including sales to non-U.S. customers; (15) threats to the security of our or our customers’ information; (16) potential adverse developments in new or pending litigation and/or government investigations; (17) customer and aircraft concentration in our customer financing portfolio; (18) changes in our ability to obtain debt financing on commercially reasonable terms and at competitive rates; (19) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (20) the adequacy of our insurance coverage to cover significant risk exposures; (21) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (22) work stoppages or other labor disruptions; (23) substantial pension and other postretirement benefit obligations; and (24) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Keely Moos (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Nine months ended September 30		Three months ended September 30
(Dollars in millions, except per share data)	2020	2019	2020	2019
Sales of products	$34,656	$50,514	$11,402	$17,195
Sales of services	8,198	8,134	2,737	2,785
Total revenues	42,854	58,648	14,139	19,980

Cost of products	(36,001)	(46,584)	(10,910)	(14,674)
Cost of services	(6,817)	(6,752)	(2,185)	(2,241)
Boeing Capital interest expense	(33)	(49)	(10)	(15)
Total costs and expenses	(42,851)	(53,385)	(13,105)	(16,930)
	3	5,263	1,034	3,050
Loss from operating investments, net	(61)	(3)	(14)	(8)
General and administrative expense	(2,989)	(2,857)	(955)	(1,001)
Research and development expense, net	(1,871)	(2,470)	(574)	(778)
Gain/(loss) on dispositions, net	200	296	108	(4)
(Loss)/earnings from operations	(4,718)	229	(401)	1,259
Other income, net	325	334	119	121
Interest and debt expense	(1,458)	(480)	(643)	(203)
(Loss)/earnings before income taxes	(5,851)	83	(925)	1,177
Income tax benefit/(expense)	2,349	291	459	(10)
Net (loss)/earnings	(3,502)	374	(466)	1,167
Less: net loss attributable to noncontrolling interest	(49)		(17)
Net (loss)/earnings attributable to Boeing Shareholders	($3,453)	$374	($449)	$1,167

Basic (loss)/earnings per share	($6.10)	$0.66	($0.79)	$2.07

Diluted (loss)/earnings per share	($6.10)	$0.66	($0.79)	$2.05

Weighted average diluted shares (millions)	566.3	570.4	566.6	569.2

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	September 30 2020	December 31 2019
Assets
Cash and cash equivalents	$10,564	$9,485
Short-term and other investments	16,552	545
Accounts receivable, net	2,762	3,266
Unbilled receivables, net	8,860	9,043
Current portion of customer financing, net	100	162
Inventories	86,961	76,622
Other current assets, net	5,213	3,106
Total current assets	131,012	102,229
Customer financing, net	2,010	2,136
Property, plant and equipment, net of accumulated depreciation of $20,241 and $19,342	11,969	12,502
Goodwill	8,071	8,060
Acquired intangible assets, net	2,941	3,338
Deferred income taxes	704	683
Investments	1,052	1,092
Other assets, net of accumulated amortization of $671 and $580	3,502	3,585
Total assets	$161,261	$133,625
Liabilities and equity
Accounts payable	$14,479	$15,553
Accrued liabilities	22,220	22,868
Advances and progress billings	51,974	51,551
Short-term debt and current portion of long-term debt	3,634	7,340
Total current liabilities	92,307	97,312
Deferred income taxes	503	413
Accrued retiree health care	4,429	4,540
Accrued pension plan liability, net	15,343	16,276
Other long-term liabilities	2,907	3,422
Long-term debt	57,325	19,962
Total liabilities	172,814	141,925
Shareholders’ equity:
Common stock, par value $5.00 — 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	6,687	6,745
Treasury stock, at cost - 447,744,896 and 449,352,405 shares	(54,819)	(54,914)
Retained earnings	47,029	50,644
Accumulated other comprehensive loss	(15,779)	(16,153)
Total shareholders’ equity	(11,821)	(8,617)
Noncontrolling interests	268	317
Total equity	(11,553)	(8,300)
Total liabilities and equity	$161,261	$133,625

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30
(Dollars in millions)	2020	2019
Cash flows – operating activities:
Net (loss)/earnings	($3,502)	$374
Adjustments to reconcile net loss to net cash (used)/provided by operating activities:
Non-cash items –
Share-based plans expense	165	160
Depreciation and amortization	1,668	1,643
Investment/asset impairment charges, net	317	106
Customer financing valuation adjustments	12	249
Gain on dispositions, net	(200)	(296)
Other charges and credits, net	912	190
Changes in assets and liabilities –
Accounts receivable	125	315
Unbilled receivables	56	(1,053)
Advances and progress billings	428	2,355
Inventories	(9,653)	(9,565)
Other current assets	319	(224)
Accounts payable	(3,303)	1,626
Accrued liabilities	967	5,495
Income taxes receivable, payable and deferred	(2,404)	(989)
Other long-term liabilities	(149)	(577)
Pension and other postretirement plans	(556)	(570)
Customer financing, net	108	391
Other	289	144
Net cash used by operating activities	(14,401)	(226)
Cash flows – investing activities:
Property, plant and equipment additions	(1,038)	(1,387)
Property, plant and equipment reductions	275	334
Acquisitions, net of cash acquired		(492)
Contributions to investments	(25,846)	(1,439)
Proceeds from investments	9,772	967
Purchase of distribution rights		(20)
Other	14	(10)
Net cash used by investing activities	(16,823)	(2,047)
Cash flows – financing activities:
New borrowings	42,362	19,621
Debt repayments	(8,792)	(8,978)
Contributions from noncontrolling interests		7
Stock options exercised	31	51
Employee taxes on certain share-based payment arrangements	(169)	(241)
Common shares repurchased		(2,651)
Dividends paid	(1,158)	(3,473)
Net cash provided by financing activities	32,274	4,336
Effect of exchange rate changes on cash and cash equivalents, including restricted	26	(27)
Net increase in cash & cash equivalents, including restricted	1,076	2,036
Cash & cash equivalents, including restricted, at beginning of year	9,571	7,813
Cash & cash equivalents, including restricted, at end of period	10,647	9,849
Less restricted cash & cash equivalents, included in Investments	83	86
Cash and cash equivalents at end of period	$10,564	$9,763

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)
Effective at the beginning of 2020, certain programs were realigned between our Defense, Space & Security segment and Unallocated items, eliminations and other. Business segment data for 2019 has been adjusted to reflect the realignment.

	Nine months ended September 30		Three months ended September 30
(Dollars in millions)	2020	2019	2020	2019
Revenues:
Commercial Airplanes	$11,434	$24,793	$3,596	$8,249
Defense, Space & Security	19,478	20,168	6,848	7,002
Global Services	11,810	13,820	3,694	4,658
Boeing Capital	205	207	71	66
Unallocated items, eliminations and other	(73)	(340)	(70)	5
Total revenues	$42,854	$58,648	$14,139	$19,980
Earnings/(loss) from operations:
Commercial Airplanes	($6,199)	($3,813)	($1,369)	($40)
Defense, Space & Security	1,037	2,581	628	754
Global Services	307	2,013	271	673
Boeing Capital	47	86	30	29
Segment operating (loss)/earnings	(4,808)	867	(440)	1,416
Unallocated items, eliminations and other	(965)	(1,731)	(314)	(521)
FAS/CAS service cost adjustment	1,055	1,093	353	364
(Loss)/earnings from operations	(4,718)	229	(401)	1,259
Other income, net	325	334	119	121
Interest and debt expense	(1,458)	(480)	(643)	(203)
(Loss)/earnings before income taxes	(5,851)	83	(925)	1,177
Income tax benefit/(expense)	2,349	291	459	(10)
Net (loss)/earnings	(3,502)	374	(466)	1,167
Less: Net loss attributable to noncontrolling interest	(49)		(17)
Net (loss)/earnings attributable to Boeing Shareholders	($3,453)	$374	($449)	$1,167
Research and development expense, net:
Commercial Airplanes	$1,107	$1,529	$321	$467
Defense, Space & Security	494	556	164	182
Global Services	110	102	45	29
Other	160	283	44	100
Total research and development expense, net	$1,871	$2,470	$574	$778
Unallocated items, eliminations and other:
Share-based plans	($80)	($57)	($37)	($21)
Deferred compensation	34	(154)	(39)	(25)
Amortization of previously capitalized interest	(69)	(68)	(19)	(23)
Customer financing impairment		(250)
Research and development expense, net	(160)	(283)	(44)	(100)
Eliminations and other unallocated items	(690)	(919)	(175)	(352)
Sub-total (included in core operating loss)	(965)	(1,731)	(314)	(521)
Pension FAS/CAS service cost adjustment	773	823	260	274
Postretirement FAS/CAS service cost adjustment	282	270	93	90
FAS/CAS service cost adjustment	1,055	1,093	$353	$364
Total	$90	($638)	$39	($157)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Nine months ended September 30			Three months ended September 30
Commercial Airplanes	2020	2019		2020	2019
737	12	118		3	5
747	2	5		1	1
767	20	32		6	10
777	15	33	(1)	5	11
787	49	113		13	35
Total	98	301		28	62
Note: Aircraft accounted for as revenues by BCA and as operating leases in consolidation identified by parentheses

Defense, Space & Security
AH-64 Apache (New)	18	27		7	17
AH-64 Apache (Remanufactured)	44	56		12	21
C-17 Globemaster III	—	1		—	1
C-40A	—	2		—	2
CH-47 Chinook (New)	19	13		4	6
CH-47 Chinook (Renewed)	3	16		2	7
F-15 Models	3	7		—	2
F/A-18 Models	14	16		5	6
KC-46A Tanker	10	21		4	9
P-8 Models	9	14		3	6
Commercial and Civil Satellites	—	1		—	—

Total backlog (Dollars in millions)	September 30 2020	December 31 2019
Commercial Airplanes	$312,684	$376,593
Defense, Space & Security	62,375	63,691
Global Services	17,464	22,902
Unallocated items, eliminations and other	544	217
Total backlog	$393,067	$463,403

Contractual backlog	$368,916	$436,473
Unobligated backlog	24,151	26,930
Total backlog	$393,067	$463,403

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating (loss)/earnings, core operating margin, and core (loss)/earnings per share with the most directly comparable GAAP financial measures, (loss)/earnings from operations, operating margin, and diluted (loss)/earnings per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Third Quarter 2020		Third Quarter 2019
	$ millions	Per Share	$ millions	Per Share
Revenues	14,139		19,980
(Loss)/earnings from operations (GAAP)	(401)		1,259
Operating margin (GAAP)	(2.8)%		6.3%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(260)		(274)
Postretirement FAS/CAS service cost adjustment	(93)		(90)
FAS/CAS service cost adjustment	(353)		(364)
Core operating (loss)/earnings (non-GAAP)	($754)		$895
Core operating margin (non-GAAP)	(5.3)%		4.5%

Diluted (loss)/earnings per share (GAAP)		($0.79)		$2.05
Pension FAS/CAS service cost adjustment	($260)	(0.46)	($274)	(0.48)
Postretirement FAS/CAS service cost adjustment	(93)	(0.16)	(90)	(0.16)
Non-operating pension expense	(84)	(0.16)	(93)	(0.17)
Non-operating postretirement expense	10	0.02	27	0.05
Provision for deferred income taxes on adjustments [1]	90	0.16	90	0.16
Subtotal of adjustments	($337)	($0.60)	($340)	($0.60)
Core (loss)/earnings per share (non-GAAP)		($1.39)		$1.45

Weighted average diluted shares (in millions)		566.6		569.2
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, (loss)/earnings from operations, operating margin, and diluted (loss)/earnings per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Nine Months 2020		Nine Months 2019
	$ millions	Per Share	$ millions	Per Share
Revenues	42,854		58,648
(Loss)/earnings from operations (GAAP)	(4,718)		229
Operating margin (GAAP)	(11.0)%		0.4%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(773)		(823)
Postretirement FAS/CAS service cost adjustment	(282)		(270)
FAS/CAS service cost adjustment	(1,055)		(1,093)
Core operating loss (non-GAAP)	($5,773)		($864)
Core operating margin (non-GAAP)	(13.5)%		(1.5%)

Diluted (loss)/earnings per share (GAAP)		($6.10)		$0.66
Pension FAS/CAS service cost adjustment	($773)	(1.36)	($823)	(1.45)
Postretirement FAS/CAS service cost adjustment	(282)	(0.50)	(270)	(0.47)
Non-operating pension expense	(255)	(0.46)	(280)	(0.49)
Non-operating postretirement expense	37	0.07	80	0.14
Provision for deferred income taxes on adjustments [1]	267	0.47	272	0.48
Subtotal of adjustments	($1,006)	($1.78)	($1,021)	($1.79)
Core loss per share (non-GAAP)		($7.88)		($1.13)

Weighted average diluted shares (in millions)		566.3		570.4
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.